EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of June [●], 2025 (this “Agreement”), among SOL COLLATERAL MANAGEMENT LLC, as collateral agent (the “Agent”) on behalf of the Buyers now or hereafter party to the Securities Purchase Agreement (defined below), CLASSOVER HOLDINGS, INC., a Delaware corporation with offices located at 450 7th Avenue, Suite 905, New York, New York 10123 (together with its successors and assigns, the “Company”), the other signatories hereto as debtors (together with their successors and assigns, the Company and any other debtor parties party to this Agreement from time to time, or joined hereto pursuant to the Securities Purchase Agreement, collectively, the “Debtors”, and each individually, a “Debtor”).

WITNESSETH:

WHEREAS, the Company has entered into a Securities Purchase Agreement dated as of the date hereof (as it may hereafter be amended or restated, the “Securities Purchase Agreement”), with the Agent and the Buyers (as defined in the Securities Purchase Agreement) party thereto;

WHEREAS, it is a condition to the obligations of the Buyers under the Securities Purchase Agreement that this Agreement be duly executed and delivered; and

WHEREAS, each of the Debtors derives financial benefit from the financing being made available to the Company pursuant to the Securities Purchase Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 SECURITY INTEREST. Each Debtor hereby assigns and grants to the Agent on behalf of the Buyers, a security interest in all of the following assets of such Debtor, now owned, existing or hereafter created or acquired (the “Collateral”):

(a) All accounts (whether tangible or electronic), contract rights, chattel paper (whether tangible or electronic), instruments, deposit accounts (including any cryptocurrency wallet addresses maintained by or on behalf of the Company), letter of credit rights, payment intangibles (whether tangible or electronic) and general intangibles, including all amounts owing to such Debtor from a factor and choses in action; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c) All goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, vessels, appliances, furniture, special and general tools, fixtures, test and quality control devices, all Titled Collateral (as defined below), and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with such Debtor’s businesses and all improvements thereto.

(d) All instruments, notes, chattel paper, documents (including, if applicable, electronic documents), certificates of deposit, securities and investment property of every type, including, all Equity Interests in any and all Persons owned or hereafter acquired by such Debtor. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e) Subject to the Foreign Collateral Exclusion, all Equity Interests, regardless of class or designation, owned or hereafter acquired by such Debtor in any and all Persons including without limitation each of the issuing entities described in Schedule I hereto, and any warrants, options, purchase rights, conversion or exchange rights, voting, managerial and control rights, calls or claims of any character with respect to any such Equity Interests (collectively, including the Additional Pledged Interests (as defined below), the “Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including (i) the right to request, after the occurrence and during the continuation of an Event of Default, that the Pledged Interests (including the Additional Pledged Interests) be registered in the name of Agent or any of its nominees, (ii) any certificates representing the Pledged Interests (including the Additional Pledged Interests), (iii) the right to receive any certificates representing any of the Pledged Interests (including any certificates representing any of the Additional Pledged Interests), (iv) the right to require that same be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by the applicable Debtor, (v) all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and (vi) all economic rights, dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests (including the Additional Pledged Interests), whether now owned or hereafter acquired by such Debtor (the Pledged Interests and any other collateral pledged pursuant to this Section 1(e) are referred to herein, collectively, as the “Pledged Collateral”).

(f) All general intangibles, including, but not limited to: (i) all patents, and all unpatented or unpatentable inventions, (ii) all trademarks, service marks, and trade names, (iii) all copyrights and literary rights, (iv) all computer software programs, (v) all mask works of semiconductor chip products, and (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles, all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g) All controllable accounts, controllable electronic records, controllable payment intangibles, Electronic Chattel Paper, Electronic Documents, Electronic Money and Transferable Records.

(h) All negotiable and nonnegotiable documents of title covering any Collateral.

(i) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(j) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

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(k) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

(l) All money and cash equivalents of such Debtor to the extent constituting proceeds of each Purchase Price (as defined in the Securities Purchase Agreement) paid to such Debtor pursuant to the Transaction Documents that has not yet been used by such Debtor to acquire Crypto Collateral, together with each deposit account and/or security account in which such money and cash equivalents is held.

(m) All contracts, other agreements or undertakings between a Debtor and one or more additional parties.

(n) All proceeds and products of each of the foregoing (including, without limitation, all Staking Consideration) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurances, indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing.

Subject to the foregoing, if any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its sole discretion, shall select which provision or provisions shall control.

Notwithstanding anything to the contrary in this Agreement, (A) the Additional Note Obligations shall solely be secured by the Additional Note Collateral, (B) the pledge by any Debtor of the Equity Interests in any Excluded Subsidiary that is a Direct Foreign Subsidiary of such Debtor shall be limited to a pledge by such Debtor of 65% of the voting securities and related interests and rights owned by such Debtor in such Excluded Subsidiary that is a Direct Foreign Subsidiary so long as a pledge in excess of such percentage would result in a material adverse tax consequence, (C) Excluded Subsidiaries shall not pledge their assets hereunder (including Equity Interests in any Foreign Subsidiaries owned by such Excluded Subsidiaries) (the exclusion in clauses (B) and (C) of this paragraph are referred to herein as the “Foreign Collateral Exclusion”) and (D) the Collateral shall not include, and the security interest created under this Section 1 shall not attach to Excluded Deposit Accounts; provided, (x) the Foreign Collateral Exclusion shall only apply to Excluded Subsidiaries and, with respect to any particular Excluded Subsidiary, only for so long as such Excluded Subsidiary remains an Excluded Subsidiary. Accordingly, in the event an existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law), 100% of the Equity Interests owned by the Debtors in such former Excluded Subsidiary shall be pledged hereunder by the applicable Debtor(s) (such pledge being automatically deemed effective upon and simultaneously with such former Excluded Subsidiary’s ceasing to be an Excluded Subsidiary) and such former Excluded Subsidiary shall be required to join this Agreement as a Debtor in order to pledge all of its assets as Collateral, as provided further herein, and (y) that if and when any property shall cease to be an Excluded Deposit Account, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds thereof.

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2 DEFINITIONS. Capitalized terms used, but not defined, in this Agreement have the meaning set forth in the Securities Purchase Agreement. All other capitalized terms contained in this Agreement and not defined in this Agreement or the Securities Purchase Agreement shall have, when the context so indicates, the meanings provided for by the UCC (including, without limitation, controllable accounts, controllable electronic records, controllable payment intangibles, deposit account, document, electronic chattel paper, electronic money, investment property and security account). As used herein, (a) to the extent that the UCC of any particular jurisdiction has been or shall be amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in (or amended by) such amendments are used (or shall be used, as of the date of such amendments) herein as so defined (or amended) as adopted by and in effect in such jurisdiction, and (b) to the extent that the UCC of any particular jurisdiction has not been amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in the 2022 Amendments shall be used herein with respect to such jurisdiction as if the UCC of such jurisdiction were amended to incorporate the provisions of the 2022 Amendments as provided in the 2022 Amendments. In addition, when used in this Agreement, including in any Schedule, Exhibit or Annex hereto, the defined terms contained in Exhibit C to this Agreement shall have the meanings set forth therein and the following terms shall have the following meanings:

“2022 Amendments” means the Uniform Commercial Code Amendments (2022) approved and recommended for enactment in all the states by the Uniform Law Commission (Nat’l Conf. of Commissioners on Unif. State Laws, 2022).

“Acceptable Cryptocurrency” means encrypted or digital tokens or cryptocurrencies of types that are mutually deemed acceptable by the Agent and Company, including, without limitation, SOL, BTC and USDC.

“Additional Note Collateral” means and includes all Collateral comprised of (i) Article 12 Collateral, (ii) all substitutes or replacements for any Article 12 Collateral, all cash or non-cash proceeds, product, rents and profits of any Article 12 Collateral, all income, benefits and property receivable on account of the Article 12 Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Article 12 Collateral, (iii) all books and records pertaining to any Article 12 Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory and (iv) all proceeds and products of the foregoing (including, without limitation, all Staking Consideration) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurances, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the foregoing.

“Additional Note Obligations” means and includes each Debtor’s payment obligations under the Additional Notes (as defined in the Securities Purchase Agreement), including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Additional Notes.

“Article 12 Collateral” means all Collateral consisting of (i) controllable accounts, (ii) controllable electronic records, (iii) controllable payment intangibles, (iv) Electronic Chattel Paper, (v) Electronic Documents and (vi) Electronic Money, in each case, including, without limitation, all of the foregoing types of Collateral located or stored in the Control Account and any other Custodial Account, regardless of whether the Custodian maintaining such Custodial Account has agreed to treat such Collateral located or stored in such Custodial Account as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction).

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“Bankruptcy Code” means (i) the Bankruptcy Code of the United States, (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief legal requirements of the United States or other applicable jurisdictions from time to time in effect which permit a debtor to obtain a stay or a compromise of the claims of its creditors or which otherwise affect the rights of creditors generally, and (iii) any provisions of corporate statutes of like effect where such statutes are used by a Person to propose an arrangement of such Person’s debts.

“BTC” means one unit of the digital currency known as Bitcoin and traded under the ticker symbol “BTC.”

“Collateral Value” has the meaning given to such term in the Notes.

“Control” means (i) with respect to any deposit account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any securities account, security entitlement, commodity contract or commodity account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any uncertificated security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any certificated security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to letter-of-credit rights, control within the meaning of Section 9-107 of the UCC, (vii) with respect to any Transferable Record, control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the UETA as in effect in the jurisdiction relevant to such Transferable Record, and (viii) with respect to money, insofar as not otherwise covered under clauses (i) through (vii), the possession or legal right to possess and exercise exclusive control with respect to such money by way of exercise of power of attorney, right to assignment, escrow agreement, irrevocable letter of direction, physical possession or other right or power granted to Agent by the applicable Debtor.

“Control Account” means that certain Custodial Account number 682222315cf227102e0b75ec214b8747 in the name of the Company maintained with BitGo Trust Company, Inc., as Custodian.

“Custodial Account” means any deposit account, securities account, location, wallet, address, or storage device used as the location at which Article 12 Collateral is located, including all wallets and similar accounts maintained with a Custodian.

“Custodian” means any custodian, bailee, securities intermediary, brokerage, exchange or other Person who provides Custodial Account, brokerage account, deposit account, securities account, or other similar treasury, account (including electronic wallets) or cash (whether tangible or electronic) management services for purposes of maintaining, holding, trading, receiving, disposing or otherwise conducting transactions involving Article 12 Collateral.

“Custodian Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, which: (i) applies to any Article 12 Collateral of any Debtor maintained or held with any Custodian, (ii) contains an election by such Custodian to treat such Article 12 Collateral as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction); (iii) provides that such Custodian (A) agrees that it will comply with instructions relating to such Collateral from Agent (including, without limitation, instructions originated by Agent directing the transfer or redemption of the financial assets in the account without further consent by such Debtor and providing Agent with the right to direct or control any and all Staking on the applicable blockchain and similar acts of which such Article 12 Collateral may be capable) and (B) waives any lien, security interest or right of setoff it may have with respect to such Collateral; (iv) provides that Agent shall obtain Control of any investment property, deposit accounts, letter-of-credit rights, Electronic Chattel Paper, Transferable Record or money; (v) contains an acknowledgment from such Custodian of Agent’s first priority lien; and (vi) otherwise insures Agent’s Control over, and the continued perfection and priority of Agent’s security interest in, any of the Article 12 Collateral and the preservation of its rights therein.

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“Crypto Collateral” means all of the Acceptable Cryptocurrencies acquired by the Debtor using proceeds from the Purchase Price of the Notes sold pursuant to the Securities Purchase Agreement, including, without limitation, all Staking Consideration derived therefrom and issued, earned, received or receivable in an Acceptable Cryptocurrency.

“Debtor Laws” means (i) all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, and (ii) general equitable principles from time to time in effect affecting the rights of creditors generally.

“Direct Foreign Subsidiary” means any subsidiary of a Debtor, or of a Domestic Subsidiary of a Debtor, (i) a majority of whose voting securities are directly owned by a Debtor or Domestic Subsidiary of a Debtor and (ii) that is not a Domestic Subsidiary.

“Domestic Subsidiary” means any direct or indirect subsidiary of a Debtor that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Electronic Chattel Paper” means “electronic chattel paper” or “chattel paper” which is evidenced by a copy of an electronic record, in each case as defined in the UCC of any applicable jurisdiction.

“Electronic Document” means a document (as defined in the UCC) evidenced by a record consisting of information stored in an electronic medium.

“Electronic Money” has the meaning specified in the UCC.

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Event of Default” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement).

“Excluded Deposit Account” means any deposit account established and used exclusively for payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees and identified to Agent as being an Excluded Deposit Account.

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“Excluded Subsidiary” means any Foreign Subsidiary for which (i) the provision of a guarantee by such Foreign Subsidiary of any indebtedness or other obligations incurred by any Debtor hereunder or under any other Transaction Document, (ii) the pledge by such Foreign Subsidiary of any assets of such Debtor as security for payment of any indebtedness or other obligations incurred by any Debtor hereunder or any other Transaction Document, (iii) the pledge by any Debtor of 100% of the voting capital stock of such Foreign Subsidiary as security for the payment of the indebtedness or other obligations incurred by any Debtor hereunder or under any Transaction Document, would result in material adverse tax consequences to any Debtor (as reasonably determined by such Debtor in consultation with the Agent) under Section 956 of the United States Internal Revenue Code, and the regulations promulgated thereunder, as amended (“Section 956”) or (iv) any Subsidiary formed solely in connection with a Subsidiary Acquisition that is merged out of existence upon consummation of the Subsidiary Acquisition; provided that, concurrently with such consummation of the Subsidiary Acquisition, the Company agrees to, or to cause such surviving entity, to become a Guarantor and execute a Joinder to this Agreement.

“Foreign Subsidiary” means any Direct Foreign Subsidiary of a Debtor, and any directly or indirectly owned subsidiary (other than a Domestic Subsidiary) of a Direct Foreign Subsidiary.

“Guaranty” means a guaranty in favor of Agent and Buyers by a Debtor or other Subsidiary of the Company required to provide a guarantee of the Obligations pursuant to the terms of the Securities Purchase Agreement or this Agreement, in form and substance satisfactory to Agent and Buyers.

“Intellectual Property Security Agreements” means one or more intellectual property security agreements duly executed by any Debtor, in form and substance reasonably satisfactory to Agent.

“Note Balance” means, as of any date of determination, the aggregate principal amount of all Notes outstanding as of such date.

“Obligations” means and includes each Debtor’s payment obligations under the Securities Purchase Agreement, the Notes (as defined in the Securities Purchase Agreement), any Guaranty and the other Transaction Documents, and any other amounts owing to Agent or any Buyer under any other Transaction Document, including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Transaction Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of each Debtor to any Buyer and/or the Agent arising under this Agreement and the other Transaction Documents.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“SOL” means one unit of the digital currency known as Solana and traded under the ticker symbol “SOL”.

“Staking” means using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Article 12 Collateral, by making any portion of the Collateral available to any third party or by entering into any similar arrangement with a third party), any portion of the Collateral in a proof-of-stake validation protocol.

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“Staking Consideration” means any consideration of any kind whatsoever, including, but not limited to, any staking reward, block reward, inflation, Jito tips and maximal extractable value, whether paid in fiat currency, paid in kind or paid through another medium, in exchange for using, or permitting to be used, any portion of the Collateral for Staking or similar blockchain transaction verification or optimization.

“Subsidiary Acquisition” means any acquisition by a Debtor (other than the Company) of (i) all of substantially all of the assets of another Person (each a “Target”) (or all or substantially all of a line or lines of business or a division or divisions of a Target) or (ii) more than 50% of the capital stock or other equity interests of a Target.

“Transferable Record” means a “transferable record” as defined in the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the UETA of any applicable jurisdiction or any similar state law based on the UETA.

“UETA” means the Uniform Electronic Transactions Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“USDC” means the ERC-20 token USD Coin, a USD-backed cryptocurrency stablecoin operated by Coinbase, Inc. in affiliation with members of CENTRE Consortium, LLC.

3 THE SECURED OBLIGATIONS. The Collateral secures and will secure (a) all Obligations (subject to the proviso contained in the final paragraph of Section 1 regarding the Additional Note Obligations, which are solely secured by the Additional Note Collateral) and (b) all obligations of the Debtors under this Agreement (collectively, the “Secured Obligations”). The Debtors have fully completed and delivered to the Agent the attached Perfection Certificate, attached hereto as Exhibit A (“Perfection Certificate”). Each Debtor represents and warrants as of the date hereof that, to its knowledge, (i) the written information provided for in the Perfection Certificate is true and correct in all material respects and (ii) the Perfection Certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements or information therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole.

4 DELIVERY OF COLLATERAL; FILING AUTHORIZATION. Within thirty (30) days following the date hereof (or such later time as the Agent may agree in its sole discretion), each Debtor shall have delivered to the Agent all certificates, if any, representing the Pledged Interests owned by such Debtor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. From and after the date hereof, each Debtor will promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion), deliver to the Agent the applicable certificates in accordance with Section 5. The Debtors agree that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Debtor, and by any such other instruments or documents as Agent may request.

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Each Debtor irrevocably authorizes Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (i) indicate the Collateral (A) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, in order to and as necessary or appropriate (as determined by the Agent in its sole discretion) perfect the security interests in the Collateral granted herein. Agent shall make copies of such filings available to the Debtors concurrently or promptly following Agent’s receipt thereof from the applicable jurisdiction. Each Debtor hereby further irrevocably authorizes Agent to file intellectual property security agreements with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, in order to and as necessary or appropriate (as determined by the Agent in its sole discretion) perfect the security interests in the Collateral granted herein.

5 ADDITIONAL PLEDGED INTERESTS; OTHER INSTRUMENTS.

(a) Subject to the Foreign Collateral Exclusion, during the term of this Agreement, in the event that any Debtor shall receive any additional Equity Interests of any Person or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any Equity Interests of any Person, including without limitation (i) any Equity Interests (including without limitation any options, warrants, subscriptions or other rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise) in any direct or indirect subsidiaries of such Debtor formed or acquired after the date hereof, and/or any Equity Interests received through a dividend or a distribution in connection with any reclassification, increase or reduction of capital, merger, consolidation, sale of assets, combination or other reorganization by virtue of such Debtor having been an owner of any of the Pledged Collateral (all of such additional Equity Interests, collectively, the “Additional Pledged Interests”), or (ii) any original promissory note, chattel paper, documents, certificates of deposit, securities or other investment property not constituting Equity Interests (collectively “Other Instruments”), such Debtor agrees to deliver promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion), to Agent at the address specified in Section 4, the following: (A) with respect to any such Additional Pledged Interests or other Pledged Collateral represented by a certificate or other instrument, or any such Other Instruments received, such certificate or Other Instrument, together with undated powers or assignment endorsed in blank by such Debtor; and (B) a duly executed Pledge and Security Agreement Addendum in substantially the form of Exhibit B hereto (a “Pledge and Security Agreement Addendum”) identifying the Additional Pledged Interests, Other Instrument or other Pledged Collateral which are pledged by such Debtor pursuant to this Agreement.

(b) During the term of this Agreement, in the event that any distribution of any Equity Interests or other securities of any Person, regardless of class or designation, or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any of the foregoing, shall be made on or in respect of the Pledged Collateral or any property shall be distributed to any Debtor upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the Equity Interests or other securities of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion) by such Debtor to Agent to be held by it as additional collateral security for the Secured Obligations. All such Equity Interests or other securities so distributed in respect of the Pledged Collateral which are received by any Debtor shall, until paid or delivered to Agent, be held such Debtor in trust for the benefit of Agent on behalf of the Buyers, segregated from such Debtor’s other property, and Debtor shall deliver it forthwith to Agent in the exact form received, together with the authorization to file any necessary UCC financing statements or any necessary endorsement or appropriate stock or other powers or assignments duly endorsed in blank by such Debtor.

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6 [RESERVED].

7 [RESERVED].

8 DEBTORS’ COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Debtor represents, covenants and warrants that unless, compliance is waived by the Agent in writing:

(a) Upon the filing of financing statements relating to the Collateral with the Secretary of State of the State of Delaware, Agent will have a valid and perfected first priority security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement), subject to Permitted Liens (as defined in the Notes).

(b) Each Debtor will use its commercially reasonable efforts to properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business or with Agent’s written consent), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(c) As of the date hereof, such Debtor’s chief executive office is located at the address specified in Schedule III hereto. In addition, as of the date hereof, each Debtor is incorporated in, or organized under, the laws of the state specified on Schedule III. Each Debtor shall promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change such Debtor’s or any Excluded Subsidiary’s chief executive office address or state of incorporation or organization.

(d) As of the date hereof, each Debtor’s exact legal name is as set forth in on Schedule III attached hereto. Each Debtor will promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change in such Debtor’s name, identity or material change in its business structure.

(e) Schedule III attached hereto includes a list of all Excluded Subsidiaries existing as of the date hereof and includes, with respect to each Excluded Subsidiary (i) the exact legal name of such Excluded Subsidiary, (ii) the registered office address and chief executive office address of such Excluded Subsidiary, (iii) the jurisdiction of incorporation or organization of such Excluded Subsidiary, (iv) the type of company of such Excluded Subsidiary (as defined under its jurisdiction of incorporation or organization), (v) the date of incorporation, formation or organization of such Excluded Subsidiary, (vi) any Debtor or other Subsidiary that owns the Equity Interests of such Foreign Subsidiary and (vii) an indication as to whether such Excluded Subsidiary is a Direct Foreign Subsidiary. Each Debtor shall promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change in the name, identity, registered office address, chief executive office address, jurisdiction of incorporation or organization or any material change in the business structure of any Excluded Subsidiary. If any Debtor forms or acquires any new direct or indirect subsidiary that is an Excluded Subsidiary, the Debtors agree to, concurrently with the acquisition or formation thereof, notify the agent in writing of such acquisition or formation and amend Schedule IIII to include such newly formed or acquired Excluded Subsidiary including all of the information with respect to such Excluded Subsidiary described in clauses (i) through (vii) of the foregoing sentence.

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(f) No Debtor has granted and will not grant any security interest in any of the Collateral except to the Agent and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Agent, in each case, other than Permitted Liens.

(g) No Debtor has granted and will not grant any security interest in any of its Crypto Collateral except to the Agent, and will keep its Crypto Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Agent.

(h) Each Debtor will promptly (and in any event, within five (5) Business Days of any such event) notify the Agent, in writing, of any event which materially affects the value of the Collateral or the ability of the Debtors to dispose of the Collateral, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(i) Each Debtor shall pay all costs necessary to maintain, preserve, defend, enforce and, to the extent practical, collect, the Collateral, including but not limited to taxes, assessments, insurance premiums, custody fees, repairs, rent, storage costs and expenses of sales and any costs to perfect the security interest of the Agent (collectively, the “Collateral Costs”). Without waiving such Debtor’s Event of Default (if any) for failure to make any such payment, the Agent, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral (other than Permitted Liens), and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in the Notes. Without limiting the generality of the foregoing, each Debtor agrees to reimburse the Agent and the Buyers on demand for any Collateral Costs reasonably incurred, including but not limited to Collateral Costs incurred in connection with Custodial Accounts maintained in each Debtor’s name.

(j) No Debtor shall sell, lease, agree to sell or lease, or otherwise dispose of any Collateral (each, a “Disposition”) except for (i) Dispositions consisting of leases of equipment or sales of inventory in the ordinary course of business, (ii) Dispositions in the ordinary course of business of obsolete or worn out Collateral, (iii) Dispositions of cryptocurrencies in the ordinary course of such Debtor’s business, which cryptocurrencies do not constitute Crypto Collateral and are not located or maintained in the Control Account, or (iv) Dispositions not prohibited by the Transaction Documents.

(k) Each Debtor will maintain and keep in force commercial risk insurance (i) covering the customary risks for the business that the Debtors are engaged in, (ii) insuring physical Collateral against loss by fire, flood and wind and such other hazards as are customary in the area where such Collateral is located, (iii) insuring Article 12 Collateral and other digital assets (or cause the Custodian to maintain customary insurance, if applicable) against customary risks applicable to such Collateral, such as accidental or intentional loss or destruction of private keys associated with the Article 12 Collateral, and (iv) naming the Agent and its successors or assigns as their interests may appear as lender loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Debtors will maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Agent based on the Agent’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on). On or before the date which is fifteen (15) Business Days following the Closing Date, the Debtors shall deliver to Agent certificates of insurance evidencing that the required insurance is in force, together with, at Agent’s election, satisfactory additional insured or lender loss payee, as the case may be, endorsements, each in form and substance reasonably satisfactory to the Agent in its sole discretion. Upon the request of the Agent, from time to time, the Debtors shall deliver to the Agent a copy of each insurance policy required to be maintained hereunder together with certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements, each in form and substance reasonably satisfactory to the Agent in its sole discretion.

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(l) As of the date hereof, the Perfection Certificate includes a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefore, in which each Debtor has any right, title, or interest, throughout the world. Each Debtor will promptly notify the Agent of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefore, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired by any Debtor after the date hereof or which are not listed on the Perfection Certificate.

(m) Each Debtor will at its expense, use its commercially reasonable efforts to diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof that it deems appropriate in its business judgment, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtors pursuant to the terms of its intellectual property management program. Each Debtor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works that it deems appropriate in its business judgment. Each Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all Persons other than the Agent and the Buyers or the holders of Permitted Liens and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtors or the Buyers. No Debtor will license or transfer any of the Collateral constituting patents, trademarks, service marks, or copyright applications, except for such non-exclusive licenses or transfers as are customary in the ordinary course of the Debtors’ business, or except with the prior written consent of the Agent, which consent shall not be unreasonably withheld.

(n) The Equity Interests owned by the Debtors as of the date hereof (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities and (iii) are not held by any Person in an investment account, securities account, commodity account or other similar account as the date hereof, except as disclosed in Schedule II hereto.

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(o) If any Debtor forms or acquires any new direct or indirect subsidiary (other than an Excluded Subsidiary), the Debtors agree to, within five (5) Business Days of the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of such Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5, (ii) cause such newly formed or acquired subsidiary to become a party to this Agreement as a Debtor pursuant to a joinder in form reasonably satisfactory to Agent for the purposes of granting a security interest in such subsidiary’s assets as additional Collateral, (iii) deliver to Agent an opinion of counsel in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such subsidiary and (iv) to execute or deliver such other agreements, documents reasonably requested by the Agent in connection therewith.

(p) Subject to the Foreign Collateral Exclusion, if any Debtor forms or acquires any Direct Foreign Subsidiary that is an Excluded Subsidiary, the Debtors agree to, promptly following the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of the applicable Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5 and the last paragraph of Section 1, and (ii) take such other actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest therein, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary. If any existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law) then, the Debtors agree to, within ten (10) Business Days (or such longer period as may be agreed to by the Agent in its reasonable discretion) after such existing Excluded Subsidiary ceases to be an Excluded Subsidiary, (i) amend this Agreement to reflect the pledge of the additional Equity Interests not pledged prior to such time due to the operation of the Foreign Collateral Exclusion (such that 100% of the Equity Interests held by the Debtors shall then be pledged to Agent as Collateral, in accordance with Section 5), (ii) cause such former Excluded Subsidiary become a party to this Agreement pursuant to a joinder in form reasonably satisfactory to Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s assets as additional Collateral, (iii) deliver to Agent opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such former Excluded Subsidiary and (iv) to execute or deliver such other agreements, documents reasonably requested by the Agent in connection therewith. Subject to the Foreign Collateral Exclusion, the Debtors shall promptly, and in any event no later than the date that is forty-five (45) days following the date hereof (or such other later date to which Agent may agree to in writing in its reasonable discretion), take such actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest in the applicable Equity Interests owned by a Debtor in any Excluded Subsidiary that is a Direct Foreign Subsidiary existing as of the date hereof, as set forth on Schedule I and Schedule III hereto, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary.

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(q) The Debtors agree that (i) no intellectual property of any Debtor shall be sold, assigned, or otherwise transferred to any Excluded Subsidiary, (ii) and that no intellectual property shall be owned, acquired or held in the name of an Excluded Subsidiary; provided that, to the extent that any intellectual property is hereafter developed by a Excluded Subsidiary, the Debtors shall, promptly, and in any event within five (5) Business Days following the date such intellectual property is developed by such Excluded Subsidiary (or such other later date to which Agent may agree to in writing in its sole and absolute discretion), notify the Agent in writing and cause such intellectual property to be assigned to a Debtor hereunder to be pledged as additional Collateral of such Debtor hereunder, delivering any documents requested by the Agent to evidence such assignment, in form and substance satisfactory to the Agent.

(r) Without limiting the foregoing, no Foreign Subsidiary shall, and no Debtor shall permit any Subsidiary to, create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future indebtedness for borrowed money without the prior written consent of the Agent.

(s) No Debtor shall voluntarily prepay or repurchase any Indebtedness if, at such time, or after giving effect to such payment, any Event of Default exists or occurs.

9 ACCOUNTS; CONTROL AGREEMENTS.

(a) Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any deposit accounts as of the date hereof except as set forth on Schedule II hereto. The Debtors shall not, directly or indirectly, after the date hereof, establish or maintain any deposit account unless the bank where such account is opened or maintained shall be reasonably acceptable to Agent. Each Debtor represents and warrants that as of the date hereof, all of the Excluded Deposit Accounts maintained by any Debtor are as set forth on Schedule II hereto. Each Debtor covenants and agrees that during the term of this Agreement (i) each Excluded Deposit Account shall at all times be used exclusively for payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees, and (ii) such Debtor will not make or cause any of its direct or indirect subsidiaries to make any deposits in any Excluded Deposit Account other than those necessary to fund payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees.

(b) Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any investment account, securities account, commodity account or other similar account as the date hereof, in each case except as set forth in Schedule II hereto. The Debtors shall not, directly or indirectly, after the date hereof, establish or maintain any investment account, securities account, commodity account or other similar account with any bank, securities intermediary, commodity intermediary or other financial institution unless such bank, securities intermediary, commodity intermediary or other financial institution (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent. Without limiting the generality of the foregoing, the Debtors shall not, directly or indirectly, after the date hereof, establish or maintain any wallet or other Custodial Account containing any Article 12 Collateral with any Custodian unless the Custodian where such wallet or Custodial Account is opened or maintained shall be reasonably acceptable to Agent and has executed and delivered a Custodian Control Agreement with respect to such wallet or Custodial Account where such Article 12 Collateral is to be located.

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(c) Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any Article 12 Collateral except as set forth in Schedule II hereto, and on or before the date which is ten (10) Business Days following the end of each calendar quarter, Debtors shall deliver to Agent an updated Schedule II listing all of Debtors’ deposit accounts, investment accounts, securities accounts, commodity and similar accounts and Article 12 Collateral.

(d) On the Closing Date, the Company has (i) has delivered to Agent a fully executed blocked Custodian Control Agreement in form and substance satisfactory to the Agent with respect to the Control Account and (ii) caused the Crypto Collateral acquired on the Closing Date comprised of SOL in an amount equal to no less than eighty percent (80%) of net proceeds of the aggregate Purchase Price of the Notes on the Closing Date in accordance with Section 4(d) of the Securities Purchase Agreement to be deposited into the Control Account.

(e) Each Debtor further covenants and agrees that:

(i) At all times, Agent shall have the right to direct the commencement, continuation or cessation of any Staking with respect to the Crypto Collateral, and no Debtor shall engage in any Staking of Crypto Collateral without the prior written consent of Agent.

(ii) All Staking Consideration issued, earned, received or receivable by any Debtor in connection with the Staking of the Crypto Collateral shall constitute Collateral and shall be held in a wallet or other Custodial Account subject to a Custodian Control Agreement and Agent’s perfected first priority lien; provided, however that the Debtors may request that Agent direct the applicable validator or Custodian, as applicable, to cause the Staking Consideration to be deposited into a Custodial Account which is not subject to a Custodian Control Agreement, and Agent shall honor such request to the extent, and so long as, (A) the Collateral Value (calculated after giving proforma effect to the requested deposit of such Staking Consideration into a Custodial Account which is not subject to a Custodian Control Agreement) of Crypto Collateral contained in the Control Account exceeds 150% of the Note Balance at such time and (B) no Event of Default exists or would be caused by such deposit.

(iii) If any validator engaged or used by any Debtor in connection with the Staking of any Crypto Collateral is not reasonably satisfactory to Agent in Agent’s sole discretion, Agent may direct the cessation of Staking of such Crypto Collateral or re-delegate a validator reasonably satisfactory to Agent and the applicable Debtor for continued Staking of the Crypto Collateral, in each case, at Debtors’ sole cost and expense. Agent and Debtors acknowledge and agree that, as of the closing date, [●] are acceptable validators for Staking of the Crypto Collateral.

(iv) If any Custodian holding the Crypto Collateral is not reasonably satisfactory to Agent, Agent may direct such Crypto Collateral to be held by a new Custodian reasonably acceptable to Agent and applicable Debtor and obtain a new Custodian Control Agreement with respect to such Custodian and Crypto Collateral, in each case, at Debtors’ sole cost and expense. Agent and Debtors acknowledge and agree that Anchorage Digital, Coinbase Global, Inc. and their respective subsidiaries are acceptable Custodians.

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Agent may, in its sole discretion, with prior or concurrent written notice to Debtors, specify additional acceptable validators and Custodians (reasonably acceptable to the applicable Debtors) or remove validators and Custodians that are no longer reasonably satisfactory to Agent in connection with the preceding Sections 9(e)(iii)-(iv).

(v) Such Debtor shall not, and shall not permit any other Person to, amend or make any changes to the authorized signatories of, or persons authorized to make changes to, any wallet or other account holding or controlling any Collateral without the prior written consent of the Agent, in its sole discretion, which shall not be unreasonably withheld.

(vi) Such Debtor shall cause all Article 12 Collateral acquired in accordance with Section 4(d) of the Securities Purchase Agreement in connection with each Additional Closing to be deposited into the Control Account in accordance with the terms of this Agreement and of the Securities Purchase Agreement.

(f) Each Debtor further covenants and agrees, to the extent that any Collateral constitutes Article 12 Collateral or Transferable Records, to notify Agent thereof within five (5) Business Days and to take all steps requested by Agent to cause the security interest of Agent in such Article 12 Collateral or such Transferable Records to be perfected by Control or as otherwise provided in Sections 7-106, 9-105, 9-105A, 9-107A, 9-314 and 9-314A of the UCC of any applicable jurisdiction or Section 16 of the UETA as adopted in any applicable jurisdiction (or similar provision of any similar statute of any jurisdiction). Each Debtor agrees that it will not transfer Collateral out of any system or platform providing for Control of any Article 12 Collateral in favor of Agent, unless (i) such transfer constitutes a Permitted Subsidiary Contribution, (ii) such transfer is otherwise permitted hereunder or under the Securities Purchase Agreement or (iii) such Debtor, Agent and any relevant Custodian or other third parties have entered into arrangements with a substitute system reasonably satisfactory to Agent to cause Agent’s perfected Lien in such Collateral to be established and continued on such substitute system. No arrangement contemplated hereby or in connection with any system or platform providing for Control of any Article 12 Collateral in favor of Agent shall be modified in any manner adverse to Agent, nor shall any Debtor consent to any such modification, without the prior written consent of Agent.

10 ADDITIONAL OPTIONAL REQUIREMENTS. Each Debtor agrees that the Agent may, at its option twice per calendar year, whether or not an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, at its option any number of times:

(a) Require the Debtors to deliver to the Agent (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, with or without prior notice, upon the property where any Collateral or any Books and Records are located.

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11 EVENTS OF DEFAULT. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Any Event of Default (under and as defined in the Notes) shall occur.

(b) (i) Any warranty or representation under this Agreement is untrue or incorrect in any material respect or (ii) any Debtor breaches or fails to perform any covenant or agreement in this Agreement, in each case, which is not cured within five (5) Business Days of the earlier of (A) notice thereof being given by Agent to such Debtor or (B) such Debtor becoming aware of such breach.

(c) Any Debtor shall enter into any agreement or arrangement to sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, all or substantially all of the assets of such Debtor in violation of the terms herein or without prior written consent of the Agent.

(d) Any Debtor transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement.

(e) This Agreement or any other Transaction Document or any interest of the Agent or Buyers thereunder shall, for any reason, be terminated (except in accordance with their terms), invalidated, void or unenforceable, other than due to the action or inaction of the Agent or the Buyers, or any Debtor shall fail to perform any obligation thereunder, subject to applicable cure periods.

(f) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a material portion of the Collateral.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for Permitted Liens, and to the extent such lien attaches to Collateral that is not Article 12 Collateral, such lien has not been removed or discharged within ten (10) Business Days of the imposition of such lien.

12 AGENT’S REMEDIES DURING EVENT OF DEFAULT. In the event that an Event of Default has occurred and is continuing, the Agent may do any one or more of the following on behalf of the Buyers:

(a) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law and exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other applicable law, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after the occurrence and during the continuation of an Event of Default, and to apply the proceeds in accordance with Section 14 hereof. To the extent permitted by law, the Debtors expressly waive any notice of sale or other disposition of the Collateral and all other rights or remedies of the Debtors or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Debtors agree that if such notice is given in the manner provided in Section 17 hereof at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale.

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(b) Require the Debtors to obtain the Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral.

(c) Require the Debtors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Agent on behalf of the Buyers in kind.

(d) Require the Debtors, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Agent’s exclusive Control.

(e) Require the Debtors to assemble any physical portion of the Collateral, including the Books and Records, and make them available to the Agent at a place designated by the Agent.

(f) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtors’ equipment, if the Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(g) Demand and collect any payments on and proceeds of the Collateral. In connection therewith, each Debtor irrevocably authorizes the Agent to endorse or sign each Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to such Debtor and remove therefrom any payments and proceeds of the Collateral.

(h) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Debtor.

(i) Use or transfer any of the Debtors’ rights and interests in any Intellectual Property now owned or hereafter acquired by any Debtor, if the Agent deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtors agree that any such use or transfer shall be without any additional consideration to any Debtor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(j) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(k) Take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and take such measures as the Agent may deem necessary or advisable to do any of the foregoing, and each Debtor hereby irrevocably constitutes and appoints the Agent as the Debtors’ attorney-in-fact to perform all acts and execute all documents in connection therewith. The appointment of Agent as attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.

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(l) Provide any notice or execute any actions in respect of any system or platform on which any Article 12 Collateral is recorded or maintained to realize upon such Article 12 Collateral, and to remit the proceeds thereof to an account specified by Agent to be applied in accordance with the Securities Purchase Agreement.

(m) Exercise any other remedies available to the Agent and/or the Buyers at law or in equity.

13 SPECIAL PROVISIONS. Each of the Debtors hereby acknowledges that the sale by Agent of any Pledged Interests resulting from an exercise by Agent of its rights hereunder must, if the Securities Act of 1933, as amended (the “Securities Act”), is applicable to the Pledged Interests, be made in compliance with the Securities Act, as well as any applicable Blue Sky or other state or provincial securities laws that may impose limitations as to the manner in which Agent or any other Person may dispose of securities. Each of the Debtors acknowledges that any sale or disposition contemplated pursuant hereto may be at prices and on terms less favorable to Agent than those obtainable through a public sale without any applicable restrictions, and, notwithstanding such circumstances, each of the Debtors agrees that any such sale or other disposition shall be deemed to have been made in a commercially reasonable manner. Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for any period of time; and each of the Debtors waives any claims against Agent arising by reason of the fact that the price that might have been obtainable in a public sale was greater than the price obtained in any such sale or disposition pursuant hereto, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

14 APPLICATION OF PROCEEDS. In the event Agent sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Agent first toward the payment of any costs and expenses incurred by Agent in enforcing or defending its rights and claims under this Agreement, in realizing on or protecting or preserving any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, reasonable attorneys’ fees and expenses incurred by Agent, all of which costs and expenses the Debtors agree to pay, and then to such other Secured Obligations in such order as Agent may elect. Any amounts and any Collateral remaining after such application and after payment to Agent on behalf of the Buyers of satisfaction of all of the Secured Obligations in full, shall be paid or delivered to the Debtors, their successor or assigns, or as a court of competent jurisdiction may direct.

15 [RESERVED].

16 INDEMNITY. The Debtors agree, jointly and severally, to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any Persons at any time claiming the Collateral or any interest therein), except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct.

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17 NOTICES. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company and/or
any other Debtor:	Classover Holdings, Inc. 450 7th Avenue, Suite 905 New York, New York 10123 Attention: Hui Luo Email: sluo@classover.com

if to the Agent:	Sol Collateral Management LLC 207 Commodore Dr Jupiter, FL 33477 Attention: Steven Oliveira Email: steve.oliveira1019@gmail.com or as to the Company and the other Debtors or the Agent, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 17.

18 MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Agent or any Buyer to enforce any provision shall not preclude Agent or any Buyer from enforcing any such provision thereafter.

(b) The Debtors shall, at the request of the Agent, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Agent may reasonably deem necessary to create, preserve, perfect or validate Agent’s security interest in the Collateral, or to enable Agent to exercise or enforce its rights under this Agreement with respect to the Collateral, including but not limited to additional Custodian Control Agreements in accordance with the terms hereof.

(c) This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) Upon the occurrence and during the continuation of an Event of Default, in the event of any action by the Agent to enforce this Agreement or to protect the security interest of the Agent in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtors agree to immediately pay the costs and expenses thereof, together with attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.

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(f) Upon the occurrence and during the continuation of an Event of Default, in the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waive any demand for possession prior to the commencement of any such suit or action.

(g) The Agent’s rights hereunder shall inure to the benefit of their successors and assigns. In the event of any assignment or transfer by any Buyers of any of the Secured Obligations or the Collateral, such Buyers thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Buyers shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtors shall be binding upon the successors and assigns of the Debtors.

(h) Upon the occurrence and during the continuation of an Event of Default, Debtors agree that the Collateral may be sold as provided for in this Agreement and expressly waive any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

(i) None of the terms or provisions of this Agreement may be amended or otherwise modified except in pursuant to a written agreement executed by the Agent and the Debtors.

19 TERMINATION AND RELEASE. Upon the latest to occur of (a) the repayment of the Secured Obligations (including the Obligations) in full (other than contingent liabilities for which no claim is being asserted), (b) no Notes issued by the Debtors pursuant to the Securities Purchase Agreement remain outstanding (whether such Notes have been converted in full to Common Shares or otherwise satisfied in accordance with the terms of the Securities Purchase Agreement), and (c) the ability of the Debtors and the Buyers to conduct Additional Closings and the Debtors to issue Additional Notes have been fully terminated or exhausted in accordance with the terms of the Securities Purchase Agreement, this Agreement shall automatically terminate and the liens and security interests created hereby shall automatically be released. In furtherance of the foregoing termination and release, Agent shall promptly, at the Debtors’ expense, execute such documents, including lien terminations or releases and UCC financing statement terminations or amendments, as Debtors may reasonably request to effect such termination and/or release; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interests granted hereunder shall be reinstated if at any time any payment or delivery pursuant to the Securities Purchase Agreement, in whole or in part, is rescinded or must otherwise be returned by the Agent or any Buyer under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

[Signature Pages Follow]

21

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

CLASSOVER HOLDINGS, INC.

By:
Name:
Title:

CLASS OVER INC.

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

AGENT:

SOL COLLATERAL MANAGEMENT LLC, in its capacity as Agent

By:
Name: Title:

[Signature Page to Pledge and Security Agreement]